Exhibit 99.1

DICE Therapeutics Reports First Quarter 2023 Financial Results and Recent Highlights

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First patient dosed in global Phase 2b clinical trial of lead oral IL-17 inhibitor, DC-806, in moderate-to-severe psoriasis
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Topline data from Phase 1 clinical trial of second oral IL-17 inhibitor, DC-853, in healthy volunteers expected in 2H 2023
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Strong financial position with $554.5 million in cash, cash equivalents and marketable securities, providing runway into 2026 and through multiple expected clinical milestones

SOUTH SAN FRANCISCO, CA, May 11, 2023 – DICE Therapeutics, Inc. (Nasdaq: DICE) (DICE or the Company), a biopharmaceutical company leveraging its proprietary DELSCAPE technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology, today reported financial results for the first quarter ended March 31, 2023, and highlighted recent corporate achievements.

“Our oral IL-17 franchise continues to advance on multiple fronts. The first psoriasis patient has been dosed in our global, dose-ranging Phase 2b clinical trial of DC-806,” said Kevin Judice, Ph.D., CEO of DICE. “We also look forward to topline data in healthy volunteers from our Phase 1 trial with our second oral IL-17 inhibitor, DC-853, expected in the second half of 2023. Additionally, we are excited about the progress of our earlier stage research and development (R&D) programs and continuing to utilize our DELSCAPE platform to accelerate the expansion of our pipeline to other validated targets in immunology.”

Recent Highlights & Upcoming Events

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Results from DICE’s Phase 1 proof-of-concept clinical trial of DC-806, including additional biomarker data, were presented in a late-breaking oral session at the 2023 American Academy of Dermatology (AAD) Annual Meeting in March 2023.
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The first patient has been dosed in a global, dose-ranging Phase 2b clinical trial of DICE’s lead oral IL-17 inhibitor, DC-806.
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The randomized, double-blind, placebo-controlled trial aims to enroll approximately 225 patients with moderate-to-severe psoriasis and will evaluate multiple doses of DC-806 compared to placebo over a 12-week treatment period to further explore peak efficacy and inform induction and maintenance doses for Phase 3 development. The primary endpoint is percentage of patients with ≥ 75% in Psoriasis Area and Severity Index score reduction from baseline (PASI-75).
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Continued enrollment of participants in DICE’s Phase 1 clinical trial of DC-853, a second oral IL-17 antagonist, in healthy volunteers. Topline data are expected in the second half of 2023.

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DICE plans to host an R&D Event on Tuesday, June 20, 2023. The event will highlight progress on the Company’s clinical-stage and discovery programs as well as key aspects of the DELSCAPE platform.

First Quarter 2023 Financial Highlights

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Cash Position: Cash, cash equivalents and marketable securities totaled $554.5 million at March 31, 2023. The Company expects its current cash position to fund operations through expected key clinical milestones and into 2026.

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R&D Expenses: Research and development expenses were $23.7 million for the first quarter of 2023, compared to $13.4 million for the same period in 2022. The increase was primarily due to the advancement of DICE’s IL-17 franchise and other research programs, and increases related to personnel expenses due to an increase in headcount and stock-based compensation expense.

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G&A Expenses: General and administrative expenses were $7.9 million for the first quarter of 2023, compared to $5.4 million for the same period in 2022. The increase was primarily due to an increase in personnel costs related to increased headcount and stock-based compensation and an increase in professional service fees and other costs associated with operating as a publicly-traded company.

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Net Loss: Net loss totaled $25.6 million and $18.6 million for the first quarters of 2023 and 2022, respectively, with non-cash stock-based compensation expense of $4.9 million and $1.8 million for the first quarters of 2023 and 2022, respectively.

About the DICE Oral IL-17 Franchise

DICE is developing orally-available, small molecule antagonists of the pro-inflammatory signaling molecule IL-17, an immune cell-derived cytokine. Blockade of this pathway has proven to be an effective therapy in a number of auto-immune diseases. The anti-IL-17 injectable biologics have been approved for the treatment of psoriasis, psoriatic arthritis, ankylosing spondylitis and non-radiographic axial spondyloarthritis.

The DICE oral IL-17 franchise includes the lead therapeutic candidate, DC-806, the differentiated fast-follower candidate, DC-853, and the novel scaffold program. DICE is developing its lead therapeutic candidate, DC-806, for the treatment of psoriasis and plans to expand development to additional indications in which the marketed anti-IL-17 injectable biologics have proven to be effective. The Company is considering multiple applications for its differentiated fast-follower, DC-853, including potential development in distinct indications from DC-806, such as hidradenitis suppurativa.

About DICE Therapeutics, Inc.
DICE Therapeutics, Inc. is a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas. DICE is initially focused on developing oral therapeutics against well-validated targets in immunology, with the goal of achieving comparable potency to their systemic biologic counterparts, which have demonstrated the greatest therapeutic benefit to date in these disease areas. The Company’s DELSCAPE platform is designed to discover selective oral small molecules with the potential to modulate protein-protein interactions (PPIs) as effectively as systemic biologics. DICE’s lead therapeutic candidates are oral antagonists of the pro-inflammatory signaling molecule, IL-17, which is a validated drug target implicated in a variety of immunology indications. DICE is also developing oral therapeutic candidates targeting the integrin α4ß7 for the treatment of inflammatory bowel disease.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s anticipated runway, any expectations regarding the safety or efficacy of DC-806 and other candidates under development, the ability of DC-806 to treat psoriasis or related indications, the planned timing of the Company’s clinical trials, data results and further development of DC-806 and DC-853. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the Company’s ability to advance DC-806, DC-853 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the impact of the COVID-19 pandemic on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described under the heading “Risk Factors” in the Company’s annual report on Form 10-Q filed on May 11, 2023, and its other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein.

DICE THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$23,661	$13,410
General and administrative	7,914	5,448
Total operating expenses	31,575	18,858
Loss from operations	(31,575)	(18,858)
Other income (expense):
Interest and other income, net	5,929	327
Interest expense	—	(60)
Net loss	$(25,646)	$(18,591)
Net loss per share, basic and diluted	$(0.54)	$(0.50)
Weighted-average shares used in computing net loss per share, basic and diluted	47,193,122	37,261,685

DICE THERAPEUTICS, INC.

Selected Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	March 31, 2023	December 31, 2022
Cash, cash equivalents, and marketable securities	$554,548	$574,225
Total assets	575,604	593,978
Total liabilities	28,699	26,990
Accumulated deficit	(213,240)	(187,594)
Total stockholders' equity	546,905	566,988

Contacts:

Media:
Katie Engleman, 1AB
katie@1abmedia.com

Investors:
investors@dicetx.com